       Filed with the Securities and Exchange Commission on August 9, 1996
                                                 REGISTRATION NO. 333-

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

WENDY'S INTERNATIONAL, INC.                                OHIO                              31-0785108

WENDY'S FINANCING I                                      DELAWARE                         TO BE APPLIED FOR
WENDY'S FINANCING II                                     DELAWARE                         TO BE APPLIED FOR
        (Exact name of Registrant             (State or other jurisdiction of             (I.R.S. Employer
       as specified in its charter)           incorporation or organization)             Identification No.)

                                  P.O. BOX 256
                         4288 WEST DUBLIN-GRANVILLE ROAD
                               DUBLIN, OHIO 43017
                                 (614) 764-3100
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)
                              --------------------

                                   DANA KLEIN
                                  P.O. BOX 256
                         4288 WEST DUBLIN-GRANVILLE ROAD
                               DUBLIN, OHIO 43017
                                 (614) 764-3100
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                 WITH A COPY TO:

                                 JAMES H. GROSS
                         VORYS, SATER, SEYMOUR AND PEASE
                        52 EAST GAY STREET, P.O. BOX 1008
                            COLUMBUS, OHIO 43216-1008

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement as the Registrant shall determine.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                                             CALCULATION OF REGISTRATION FEE
=======================================================================================================================
                                                          PROPOSED              PROPOSED
       TITLE OF EACH                 AMOUNT               MAXIMUM               MAXIMUM
    CLASS OF SECURITIES              TO BE             OFFERING PRICE          AGGREGATE                AMOUNT OF
      BEING REGISTERED           REGISTERED (1)         PER UNIT (2)         OFFERING PRICE          REGISTRATION FEE
                                                                                 (1)(2)
- -----------------------------------------------------------------------------------------------------------------------
Trust Preferred Securities
  of Wendy's Financing I
  and II
- -----------------------------------------------------------------------------------------------------------------------
Debt Securities of Wendy's
  International, Inc.
- -----------------------------------------------------------------------------------------------------------------------
Guarantees of Trust
  Preferred Securities of
  Wendy's Financing I and
  II by Wendy's
  International, Inc. and
  certain back-up
  undertakings (4)
- -----------------------------------------------------------------------------------------------------------------------
Preferred Shares, par value
  $1.00, of Wendy's
  International, Inc.
- -----------------------------------------------------------------------------------------------------------------------
Common Shares, without par
  value, of Wendy's
  International, Inc. (3)(5)
- -----------------------------------------------------------------------------------------------------------------------
Warrants of Wendy's
  International, Inc.
- -----------------------------------------------------------------------------------------------------------------------
Total.....................        $200,000,000              100%              $200,000,000               $68,966
=======================================================================================================================

(1) In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies. Such amount represents the aggregate offering price of the Trust Preferred Securities of Wendy's Financing I and II and the Debt Securities, Preferred Stock, Common Stock, Warrants to Purchase Debt Securities and Warrants to Purchase Equity Securities of Wendy's International, Inc. and the exercise price of any Securities issuable upon exercise of Warrants of Wendy's International, Inc. Subordinated Debt Securities of Wendy's International, Inc. may be issued and sold to Wendy's Financing I and II, in which event such Subordinated Debt Securities may later be distributed to the holders of Trust Preferred Securities.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

(3) Also includes such indeterminate number of shares of Preferred Stock and Common Stock as may be issued upon conversion or exchange for any Debt Securities or Preferred Stock that provide for conversion or exchange into other securities and such indeterminate number of shares of Common Stock as may be issued upon conversion of Trust Preferred Securities. No separate consideration will be received for the Debt Securities, Preferred Stock or Common Stock issuable upon conversion of or in exchange for such other securities.

(4) No separate consideration will be received for any Guarantees. The Guarantees include the rights of holders of the Trust Preferred Securities under the Guarantees and certain back-up undertakings, comprised of obligations of Wendy's International, Inc. under the Subordinated Indenture and Supplemental Indentures thereto and under the Declarations of Trust of each of Wendy's Financing I and II, each as described in the Registration Statement.

(5) The number of shares of Common Stock registered hereunder is limited to that which is permissible under Rule 415(a)(4) under the Securities Act of 1933.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
===============================================================================

                   SUBJECT TO COMPLETION DATED AUGUST __, 1996

PROSPECTUS

[Wendy's logo]
                           WENDY'S INTERNATIONAL, INC.
                        DEBT SECURITIES, PREFERRED STOCK,
                            COMMON STOCK AND WARRANTS
                                 ---------------

                               WENDY'S FINANCING I
                              WENDY'S FINANCING II

                           TRUST PREFERRED SECURITIES
                     FULLY AND UNCONDITIONALLY GUARANTEED BY
                           WENDY'S INTERNATIONAL, INC.
                                 ---------------

         Wendy's International, Inc. ("Wendy's" or the "Company") may offer and issue from time to time, together or separately, (i) its debt securities (the "Debt Securities"), which may be either unsubordinated debt securities (the "Unsubordinated Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities"), consisting of notes, debentures or other secured or unsecured evidences of indebtedness in one or more series; (ii) its preferred shares, $1.00 par value per share (the "Preferred Stock"); (iii) its common shares, without par value (the "Common Stock"); and (iv) warrants to purchase Debt Securities, Preferred Stock or Common Stock or any combination thereof, as shall be designated by the Company at the time of the offering (the "Warrants") in amounts, at prices and on terms to be determined at the time of the offering.

         Wendy's Financing I and Wendy's Financing II (each, a "Wendy's Trust"), each a statutory business trust created under the laws of the State of Delaware, may offer, from time to time, preferred securities, representing undivided beneficial interests in the assets of the respective Wendy's Trust ("Trust Preferred Securities"). The payment of periodic cash distributions ("distributions") with respect to Trust Preferred Securities of each of the Wendy's Trusts out of moneys held by each of the Wendy's Trusts, and payment on liquidation, redemption or otherwise with respect to such Trust Preferred Securities, will be guaranteed by the Company to the extent described herein (each, a "Trust Preferred Securities Guarantee"). See "Description of Trust Preferred Securities Guarantees." The Company's obligations under the Trust Preferred Securities Guarantees will be subordinate and junior in right of payment to all other liabilities of the Company and rank pari passu with the most senior preferred stock, if any, issued from time to time by the Company. Subordinated Debt Securities may be issued and sold from time to time in one or more series to a Wendy's Trust, or a trustee of such Wendy's Trust, in connection with the investment of the proceeds from the offering of Trust Preferred Securities and Trust Common Securities (as defined herein, together the "Trust Securities") of such Wendy's Trust. The Subordinated Debt Securities purchased by a Wendy's Trust may be subsequently distributed pro rata to holders of Trust Preferred Securities and Trust Common Securities in connection with the dissolution of such Wendy's Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement. The Trust Preferred Securities Guarantees, when taken together with the Company's other obligations under Subordinated Debt Securities, the Indenture

                                                        (continued on next page)

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                                 ---------------



                     , 1996

(continued from previous page)

related thereto and the Declaration (as defined below), including its obligations to pay costs, expenses, debts and liabilities of the Wendy's Trusts (other than with respect to the Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Trust Preferred Securities. The Debt Securities, Preferred Stock, Common Stock, Warrants and the Trust Preferred Securities and the related Trust Preferred Securities Guarantees are collectively called the "Securities."

         The Securities may be offered as separate series or issuances at an aggregate initial public offering price not to exceed $200,000,000 or, if applicable, the equivalent thereof in one or more foreign currencies, currency units, composite currencies or in amounts determined by reference to an index as shall be designated by the Company, in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and set forth in the applicable Prospectus Supplement. The Prospectus Supplement relating to any series of Securities will contain information concerning United States federal income tax considerations, if applicable.

         Unless otherwise specified in a Prospectus Supplement, the Senior Debt Securities, when issued, will be unsecured and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Debt Securities, when issued, will be subordinated in right of payment to all Senior Indebtedness (as hereinafter defined) of the Company. If the Debt Securities are secured, the security, which may consist of real estate properties or other assets owned by the Company, and any related mortgage will be described in the Prospectus Supplement.

         Certain specific terms of the particular Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement, including, where applicable, (i) in the case of Debt Securities, the title, aggregate principal amount, denominations, maturity, subordination terms, if any, any interest rate (which may be fixed or variable) and time of payment of any interest, the right of the Company, if any, to defer payment of interest on the Debt Securities and the maximum length of such deferral period, any terms for redemption at the option of the Company or the holder, any terms for sinking fund payments, any terms for conversion or exchange into other Securities, currency or currencies of denomination and payment, if other than U.S. dollars, any security applicable to Debt Securities which are secured, any listing on a securities exchange and any other terms in connection with the offering and sale of the Debt Securities in respect of which this Prospectus is delivered, as well as the initial public offering price; (ii) in the case of Trust Preferred Securities, the designation and number, liquidation preference per Trust Preferred Security, initial public offering price, any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, any voting rights, terms for any conversion or exchange into other Securities, any redemption, exchange or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Trust Preferred Securities and the terms upon which the proceeds of the sale of the Trust Preferred Securities shall be used to purchase a specific series of Subordinated Debt Securities of the Company,
(iii) in the case of Preferred Stock, the specific title, the aggregate amount, any dividend (including the method of calculating payment of dividends), seniority, liquidation, redemption, voting and other rights, any terms for any conversion or exchange into other Securities, any listing on a securities exchange, the initial public offering price and any other terms; (iv) in the case of Common Stock, the number of shares of Common Stock and the terms of offering thereof; and (v) in the case of Warrants, the designation and number, the exercise price, any listing of the Warrants or the underlying Securities on a securities exchange and any other terms in connection with the offering, sale and exercise of the Warrants.

         The Company's Common Stock is listed on the New York Stock Exchange, Inc. (the "New York Stock Exchange") under the symbol "WEN." Any Common Stock sold pursuant to a Prospectus Supplement will be listed on such exchange, subject to official notice of issuance.

         The Company and/or each of the Wendy's Trusts may sell the Securities directly, through agents, underwriters or dealers as designated from time to time, or through a combination of such methods. See "Plan of Distribution." If agents of the Company and/or any Wendy's Trust or any dealers or underwriters are involved in the sale of the Securities in respect of which this Prospectus is being delivered, the names of such agents, dealers or underwriters and any applicable commissions or discounts will be set forth in or may be calculated from the Prospectus Supplement with respect to such Securities. The net proceeds to the Company from such sale also will be set forth in the applicable Prospectus Supplement.

         This Prospectus may not be used to consummate sales of securities unless accompanied by a Prospectus Supplement.

         IN CONNECTION WITH AN OFFERING, THE UNDERWRITERS FOR SUCH OFFERING MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

         No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, any accompanying Prospectus Supplement or the documents incorporated or deemed incorporated by reference herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any underwriter, agent or dealer. This Prospectus and any Prospectus Supplement shall not constitute an offer to sell or a solicitation of an offer to buy any of the Securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus and any Prospectus Supplement nor any sale made thereunder shall, under any circumstances, create any implication that the information therein is correct as of any time subsequent to the date thereof.

                                 ---------------

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Citicorp Center, 500 West Madison, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. The Company's Common Stock is listed on the New York Stock Exchange. Reports, proxy statements and other information concerning the Company can be inspected and copied at the offices of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         The Company and the Wendy's Trusts have filed a registration statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and the exhibits filed as part thereof. Statements contained herein are qualified in their entirety by reference to the Registration Statement and such exhibits.

         No separate financial statements of any of the Wendy's Trusts have been included herein. The Company does not consider that such financial statements would be material to holders of the Trust Preferred Securities because (i) all of the voting securities of each of the Wendy's Trusts will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) each of the Wendy's Trusts has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of such Wendy's Trust and investing the proceeds thereof in Subordinated Debt Securities issued by the Company, and (iii) the Company's obligations described herein and in any accompanying Prospectus Supplement under the Declarations of each Trust, the guarantee issued with respect to Trust Preferred Securities issued by that Trust, the Subordinated Debt Securities purchased by that Trust and the related Indenture, taken together, constitute a full and unconditional guarantee of payments due on the Trust Preferred Securities. See "Description of Debt Securities" and "Description of Trust Preferred Securities Guarantees."

        The Wendy's Trusts are not currently subject to the information reporting requirements of the Exchange Act. The Wendy's Trusts will become subject to such requirements upon the effectiveness of the Registration Statement, although they intend to seek and expect to receive exemptions therefrom.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995; the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996 and June 30, 1996, respectively; the Company's Current Report on Form 8-K dated July 23, 1996; and all other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (File No. 1-8116) subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities are incorporated herein by reference. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the request of any such person, a copy of all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Wendy's International, Inc., P.O. Box 256, 4288 West Dublin-Granville Road, Dublin, Ohio 43017, Attention: Vice President of Investor Relations, telephone number (614) 764-3251.


                                   THE COMPANY

         Wendy's is primarily engaged in the business of operating, developing and franchising a system of distinctive quick-service restaurants under the name Wendy's Old Fashioned Hamburgers. The Company is one of the largest food service organizations in the world. Each Wendy's restaurant offers a relatively standard menu featuring hamburgers and filet of chicken breast sandwiches, which are prepared to order with the customer's choice of condiments. Wendy's menu includes a salad bar, chili, baked and french fried potatoes, prepared salads, desserts, soft drinks and other non-alcoholic beverages, and a child's meal which features either a small hamburger or chicken nuggets, french fries and a small drink. In addition the Wendy's restaurants sell a variety of promotional products on a limited basis. A breakfast menu is available at certain Wendy's restaurants during the morning hours. At June 30, 1996, there were 4,778 Wendy's restaurants in operation in 50 states and 33 other countries and territories of which 1,321 were operated by the Company and 3,457 were operated by franchisees.

         On December 29, 1995, the Company completed its acquisition of the Tim Hortons restaurant chain. Tim Hortons is the second largest restaurant chain in Canada and the largest chain that features coffee and fresh baked goods such as donuts, muffins, croissants, cookies and fancy desserts. The acquisition was accounted for as a pooling of interests and therefore the Company's 1995 and prior financial statements have been restated to reflect the operations of both Wendy's and Tim Hortons.

         The Company was incorporated in 1969 under the laws of the State of Ohio. The principal offices of the Company are located at 4288 West Dublin-Granville Road, Dublin, Ohio 43017, and its telephone number is (614) 764-3100.


                                   THE TRUSTS

         Each of Wendy's Financing I and Wendy's Financing II is a statutory business trust created under Delaware law pursuant to (i) a separate declaration of trust (each, as amended, a "Declaration") executed by the Company, as sponsor for such trust (the "Sponsor") and the Wendy's Trustees (as defined herein) for such trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State on August 8, 1996. Each Wendy's Trust exists for the exclusive purposes of (i) issuing the Trust Preferred Securities and common securities representing undivided beneficial interests in the assets of such Trust (the "Trust Common Securities" and, together with the Trust Preferred Securities, the "Trust Securities"), (ii) investing the gross proceeds of the Trust Securities in a specific series of Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto. All of the Trust Common Securities will be directly or indirectly owned by the Company. The Trust Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Trust Preferred Securities except that upon an event of default under the Declaration, the rights of the holders of the Trust Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. The Company will, directly or indirectly, acquire Trust Common Securities in an aggregate liquidation amount equal to 1% of the total capital of each Wendy's Trust. Each Wendy's Trust has a term of approximately 35 years, but may earlier terminate as provided in the Declaration. Each Wendy's Trust's business and affairs will be conducted by the trustees (the "Wendy's Trustees") appointed by the Company, as the direct or indirect holder of all the Trust Common Securities. Except in certain limited circumstances, the holder of the Trust Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Wendy's Trustees of a Wendy's Trust. The duties and obligations of the Wendy's Trustees shall be governed by the Declaration of such Wendy's Trust. A majority of the Wendy's Trustees (the "Regular Trustees") of each Wendy's Trust will be persons who are employees or officers of or affiliated with the Company. One Wendy's Trustee of each Wendy's Trust will be a financial institution which will be unaffiliated with the Company and which shall act as property trustee and as indenture trustee for purposes of the Trust Indenture Act of 1939 (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement (the "Property Trustee"). In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one Wendy's Trustee of each Wendy's Trust will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to the Wendy's Trusts and the offering of Trust Securities. The payment of periodic distributions with respect to Trust Preferred Securities of each of the Wendy's Trusts out of moneys held by each of the Wendy's Trusts, and payment on liquidation, redemption or otherwise with respect to such Trust Preferred Securities, will be guaranteed by the Company to the extent described herein. See "Description of Trust Preferred Securities Guarantees." The Company's obligations under the Trust Preferred Securities Guarantees will be subordinate and junior in right of payment to all other liabilities of the Company and rank pari passu with the most senior preferred shares, if any, issued from time to time by the Company. The office of the Delaware Trustee for each Wendy's Trust in the State of Delaware is c/o First Chicago Delaware Inc., 300 King Street, Wilmington, Delaware 19801. The principal place of business of each Wendy's Trust shall be c/o Wendy's International, Inc., P.O. Box 256, 4288 West Dublin-Granville Road, Dublin, Ohio 43017.

                                 USE OF PROCEEDS

         Unless otherwise set forth in the applicable Prospectus Supplement, proceeds from the sale of the Securities will be used by the Company for general corporate purposes, which may include the repayment of existing indebtedness. Proceeds from the sale of Securities initially may be temporarily invested in short-term securities.

             RATIOS OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

         The following table sets forth the ratio of earnings to fixed charges for the Company for the periods indicated:

                                             FISCAL YEAR ENDED                                      SIX MONTHS ENDED
                           ----------------------------------------------------------             --------------------
                           DEC. 29,     JAN. 3,     JAN. 2,      JAN. 1,     DEC. 31,             JULY 2,     JUNE 30,
                             1991        1993        1994         1995         1995                1995        1996
                             ----        ----        ----         ----         ----                ----        ----
Ratio of earnings to
   fixed charges....         2.91x       3.47x       3.84x        4.68x        5.05x               4.85x       6.09x

         The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For this purpose, earnings includes income before income taxes and fixed charges excluding capitalized interest. Fixed charges includes interest expense, capitalized interest and one-third of rent expense, representative of the interest factor. The Company did not have any preferred stock dividends in any of the periods indicated, and, therefore, the ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated was equal to the ratio of earnings to fixed charges for such period.

                         DESCRIPTION OF DEBT SECURITIES

         The Debt Securities are to be issued under the Indenture dated as of December 14, 1995 (as amended or supplemented, the "Existing Indenture") between the Company and The Huntington National Bank, as trustee (the "Existing Indenture Trustee"), or under a subordinated indenture between the Company and NBD Bank, as trustee (the "Subordinated Indenture Trustee"). The Existing Indenture and the Subordinated Indenture are sometimes referred to herein collectively as the "Indentures" or, individually, as an "Indenture." The forms of the Indentures have been filed as an exhibit to the Registration Statement of which this Prospectus is a part or incorporated therein by reference. The Existing Indenture permits the Company and the Existing Indenture Trustee, and the Subordinated Indenture permits the Company and the Subordinated Indenture Trustee, to enter into a Supplemental Indenture to provide for the appointment of another qualifying bank or trust company to act as trustee with respect to a series of unsubordinated Debt Securities or Subordinated Debt Securities, respectively. Any such bank or trust company so appointed will be identified in the Prospectus Supplement relating to the particular Debt Securities offered thereby (the "Offered Debt Securities"). The Existing Indenture Trustee and the Subordinated Indenture Trustee, as well as any such other bank or trust company as shall have been appointed to act with respect to a series of Offered Debt Securities, are sometimes referred to herein collectively as the "Trustees" or individually as a "Trustee."

         The Debt Securities will represent unsecured general obligations of the Company, unless otherwise provided in the Prospectus Supplement. As indicated in the applicable Prospectus Supplement, the Debt Securities will either be senior to all future subordinated indebtedness of the Company and pari passu with other current and future unsecured, unsubordinated indebtedness of the Company or, in the alternative, subordinate in right of payment to current and future senior debt and pari passu with other future subordinated indebtedness of the Company.

         The following summaries of certain provisions of the Debt Securities and the Indentures do not purport to be complete and are subject to and are qualified in their entirety by reference to all the provisions of the Indenture applicable to a particular series of Offered Debt Securities (the "Applicable Indenture"), including the definitions of certain terms therein. Wherever particular Sections, Articles or defined terms of the Applicable Indenture are referred to, it is intended that such Sections, Articles or defined terms shall be incorporated herein by reference. Article and Section references used herein are references to the Applicable Indenture or the Indentures, as the case may be. Capitalized terms not otherwise defined herein shall have the respective meanings given to them in the Applicable Indenture.

         In the event Subordinated Debt Securities are issued to a Wendy's Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Wendy's Trust, such Subordinated Debt Securities will be issued pursuant to the Subordinated Indenture and subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such Wendy's Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Subordinated Debt Securities will be issued to a Wendy's Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Wendy's Trust.

         The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Offered Debt Securities and the extent, if any, to which such general provisions may not apply to the Offered Debt Securities will be described in the Prospectus Supplement relating to such Offered Debt Securities.

GENERAL

         The Indentures do not limit the aggregate principal amount of Debt Securities that may be issued thereunder and provide that Debt Securities may be issued thereunder from time to time in one or more series. Reference is made to the Prospectus Supplement relating to the Offered Debt Securities, which shall set forth the following terms, as applicable, of the Offered Debt Securities:
(1) the title of the Offered Debt Securities; (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) the price (expressed as a percentage of the aggregate principal amount thereof) at which the Offered Debt Securities will be issued; (4) the Person to whom any interest on the Offered Debt Securities will be payable, if other than the Person in whose name such Offered Debt Securities (or one or more Predecessor Securities) are registered on any Regular Record Date; (5) the date or dates on which the principal of the Offered Debt Securities will be payable; (6) the rate or rates per annum (which may be fixed, floating or adjustable) at which the Offered Debt Securities will bear interest, if any, or the formula pursuant to which such rate or rates shall be determined, the date or dates from which such interest will accrue and the dates on which such interest, if any, will be payable and the Regular Record Dates for such interest payment dates; (7) the place or places where principal of (and premium, if any) and interest, if any, on Offered Debt Securities will be payable; (8) if applicable, the price at which, the periods within which and the terms and conditions upon which the Offered Debt Securities may be redeemed at the option of the Company, pursuant to a sinking fund or otherwise; (9) if applicable, any obligation of the Company to redeem or purchase Offered Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof (each, a "Holder"), and the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Debt Securities will be redeemed or purchased, in whole or in part; (10) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Offered Debt Securities will be issuable; (11) the currency or currencies, including composite currencies or currency units, in which payment of the principal of (or premium, if any) or interest, if any, on any of the Offered Debt Securities will be payable if other than the currency of the United States of America; (12) if the amount of payments of principal of (or premium, if any) or interest, if any, on the Offered Debt Securities may be determined with reference to one or more indices, the manner in which such amounts will be determined; (13) if the principal of (or premium, if any) or interest, if any, on any of the Offered Debt Securities of the series is to be payable, at the election of the Company or a Holder thereof, in one or more currencies, including composite currencies, or currency units other than that or those in which the Securities are stated to be payable, the currency, currencies, including composite currencies, or currency units in which payment of the principal of (or premium, if any) or interest, if any, on Securities of such series as to which such election is made will be payable, and the periods within which and the terms and conditions upon which such election is to be made; (14) the portion of the principal amount of the Offered Debt Securities, if other than the entire principal amount thereof, payable upon acceleration of maturity thereof; (15) whether all or any part of the Offered Debt Securities will be issued in the form of a permanent Global Security or Securities, as described under "Permanent Global Securities," and, if so, the depositary for, and other terms relating to, such permanent Global Security or Securities; (16) any event or events of default applicable with respect to the Offered Debt Securities in addition to those provided in the Applicable Indenture; (17) any other covenant or warranty included for the benefit of the Offered Debt Securities in addition to (and not inconsistent with) those included in the Indentures for the benefit of Debt Securities of all series, or any other covenant or warranty included for the benefit of the Offered Debt Securities in lieu of any covenant or warranty included in the Indenture for the benefit of Offered Debt Securities, or any combination of such covenants, warranties or provisions; (18) any restriction or condition on the transferability of the Offered Debt Securities; (19) if applicable, that such Offered Debt Securities, in whole or any specified part, are defeasible pursuant to the provisions of the Applicable Indenture described under "Defeasance and Covenant Defeasance"; (20) any authenticating or paying agents, registrars, conversion agents or any other agents with respect to the Offered Debt Securities; (21) designation (including whether the Offered Debt Securities are senior debt or subordinated debt and whether such debt is convertible); (22) the terms, if any, on which such Offered Debt Securities will be subordinate to other debt of the Company; (23) any rights of the Holders thereof to convert such Offered Debt Securities into other securities or property of the Company; and (24) any other specific terms or provisions of the Offered Debt Securities not inconsistent with the Applicable Indenture. (Section
301)

         Unless otherwise indicated in the Prospectus Supplement relating thereto, the Offered Debt Securities are to be issued as registered securities without coupons in denominations of $1,000 or any integral multiple of $1,000. (Section 302). No service charge will be made for any transfer or exchange of such Offered Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305)

         Debt Securities may be issued under the Indentures as Original Issue Discount Debt Securities to be offered and sold at a substantial discount below their stated principal amount. Special Federal income tax, accounting and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto. "Original Issue Discount Debt Security" means any security which provides for an amount less than the principal amount thereof to be due and payable upon the declaration of acceleration of the maturity thereof upon the occurrence and continuance of an Event of Default. (Section 101)

         If the Debt Securities are denominated in whole or in part in any currency other than United States dollars, if the principal of (and premium, if any) or interest, if any, on the Debt Securities are to be payable, at the election of the Company or a Holder thereof, in a currency or currencies other than that in which such Debt Securities are to be payable, or if any index is used to determined the amount of payments of principal of, premium, if any, or interest on any series of the Debt Securities, special Federal income tax, accounting and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto.

PAYMENT AND PAYING AGENTS

         Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest payment. (Section 307)

         Unless otherwise indicated in the applicable Prospectus Supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as the Company may designate for such purpose from time to time, except that, at the option of the Company, payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable Prospectus Supplement, the corporate trust office of the applicable Trustee in Columbus, Ohio, New York, New York or Wilmington, Delaware, as the case may be, will be designated as the Company's sole Paying Agent for payments with respect to Debt Securities of each series.

         Any other Paying Agents initially designated by the Company for the Debt Securities of a particular series will be named in the applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in each place of payment for the Debt Securities of a particular series. (Section 1002)

         All moneys paid by the Company to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Company, and the Holder of such Debt Security thereafter may look only to the Company for payment thereof. (Section 1003)

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

         Unless otherwise indicated in the Prospectus Supplement, the following provisions will apply to the Subordinated Debt Securities.

         The Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness, including the Senior Debt Securities. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company the holders of Senior Indebtedness will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Indebtedness before the holders of the Subordinated Debt Securities will be entitled to receive or retain any payment in respect of the principal of (and premium, if any) or interest, if any, on the Subordinated Debt Securities. (Subordinated Indenture Section )

         By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company who are not Holders of Senior Indebtedness or Subordinated Debt Securities may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of the Subordinated Debt Securities.

         In the event of the acceleration of the maturity of any Subordinated Debt Securities, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon before the Holders of Subordinated Debt Securities will be entitled to receive any payment upon the principal of (or premium, if any) or interest, if any, on the Subordinated Debt Securities. (Subordinated Indenture Section )

         No payments on account of principal (or premium, if any) or interest, if any, in respect of the Subordinated Debt Securities may be made if there shall have occurred and be continuing a default in the payment of principal of (or premium, if any) or interest on Senior Indebtedness or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to
any such default. (Subordinated Indenture Section   )

         "Debt" means (without duplication and without regard to any portion of principal amount that has not accrued and to any interest component thereof (whether accrued or imputed) that is not due and payable) with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; and (vi) every obligation of the type referred to in clauses (i) through (v) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise. (Subordinated Indenture Section )

         "Senior Indebtedness" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent that such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Subordinated Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Subordinated Debt Securities, or to other Debt which is pari passu with, or subordinated to the Subordinated Debt Securities; provided, however, that Senior Indebtedness shall not be deemed to include the Subordinated Debt Securities. (Subordinated Indenture Section )

         The Subordinated Indenture does not limit or prohibit the incurrence of additional Senior Indebtedness, which may include indebtedness that is senior to the Subordinated Debt Securities, but subordinate to other obligations of the Company. The Senior Debt Securities, when issued, will constitute Senior Indebtedness.

         The applicable Prospectus Supplement may further describe the provisions, if any, applicable to the subordination of the Subordinated Debt Securities of a particular series.

CERTAIN COVENANTS OF THE COMPANY

     Limitation on Liens

         The Indentures provide that the Company may not, and may not permit any Domestic Subsidiary to, create or suffer to exist any Lien to secure any Indebtedness of the Company or any Subsidiary upon any Principal Property, or upon any shares of capital stock or evidences of Indebtedness issued by any Domestic Subsidiary and owned by the Company or any Domestic Subsidiary (whether such Principal Property, shares or evidences of indebtedness were owned as of the date of the Indenture or thereafter acquired), without making, or causing such Domestic Subsidiary to make, effective provision to secure all of the Debt Securities issued under the Indenture and then Outstanding by such Lien, equally and ratably with any and all other Indebtedness thereby secured, so long as such Indebtedness is so secured, unless, after giving effect thereto, the sum of (A) the principal amount of Indebtedness secured by all Liens incurred after the date of the Indenture and otherwise prohibited by the Indenture and (B) the Attributable Value of all Sale and Leaseback Transactions entered into after the date of the Indenture and otherwise prohibited by the Indenture does not exceed 10% of Consolidated Capitalization. The foregoing restrictions shall not apply to Indebtedness secured by Liens existing on the date of the Indenture or to:
(i) Liens on any property existing at the time of the acquisition thereof; (ii) Liens on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Domestic Subsidiary or at the time of a sale, lease or other disposition of the properties of such corporation (or a division thereof) as an entirety or substantially as an entirety to the Company or a Domestic Subsidiary, provided that such Lien as a result of such merger, consolidation, sale, lease or other disposition is not extended to property owned by the Company or such Domestic Subsidiary immediately prior thereto; (iii) Liens on property of a corporation existing at the time such corporation becomes a Domestic Subsidiary; (iv) Liens securing Indebtedness of a Domestic Subsidiary to the Company or to another Domestic Subsidiary; (v) Liens to secure all or part of the cost of acquisition, construction, development or improvement of the underlying property, or to secure Indebtedness incurred to provide funds for any such purpose, provided that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained not later than 24 months after the later of (a) the completion of the acquisition, construction, development or improvement of such property or (b) the placing in operation of such property or of such property as so constructed, developed or improved; (vi) Liens on any property created, assumed or otherwise brought into existence in contemplation of the sale or other disposition of the underlying property, whether directly or indirectly, by way of share disposition or otherwise, provided that the Company must have disposed of such property within 180 days after the creation of such Liens and that any Indebtedness secured by such Liens shall be without recourse to the Company or any Subsidiary; (vii) Liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision thereof, to secure partial, progress, advance or other payments; (viii) Liens to secure Indebtedness of joint ventures in which the Company or a Domestic Subsidiary has an interest, to the extent such Liens are on property or assets of, or equity interests in, such joint ventures; (ix) Liens to secure Indebtedness in connection with financing by the Company or a Domestic Subsidiary of the acquisition, development or construction of one or more restaurants by or for one or more franchisees of the Company or of a Domestic Subsidiary; and (x) any extension, renewal, replacement or refunding of any Lien existing on the date of the Indenture or referred to in clauses (i) to (iii),
(v) and (ix), provided that the principal amount of Indebtedness secured thereby and not otherwise authorized by clauses (i) to (iii), (v) or (ix) shall not exceed the principal amount of Indebtedness, plus any premium or fee payable in connection with any such extension, renewal, replacement or refunding, so secured at the time of such extension, renewal, replacement or refunding. (Section 1008)

     Limitation on Sale and Leaseback Transactions

         The Indenture provides that the Company may not, and may not permit any Domestic Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Principal Property, unless, either (i) the Company or such Domestic Subsidiary would otherwise be entitled to issue, assume or guarantee Indebtedness secured by a Lien on such Principal Property without equally and ratably securing the outstanding Debt Securities under the Indenture; (ii) the Company or such Domestic Subsidiary applies, within 180 days after the effective date of such Sale and Leaseback Transaction, an amount equal to the Net Available Proceeds therefrom to (A) the acquisition of one or more Principal Properties or (B) to the retirement of the Debt Securities or the repayment of other Indebtedness of the Company or a Domestic Subsidiary (other than such Indebtedness owned by the Company or a Domestic Subsidiary) which, in the case of such Indebtedness of the Company, is not subordinate and junior in right of payment to the prior payment of the Debt Securities; or (iii) after giving effect thereto, the sum of (A) the principal amount of Indebtedness secured by all Liens incurred after the date of the Indenture and otherwise prohibited by the Indenture and (B) the Attributable Value of all Sale and Leaseback Transactions entered into after the date of the Indenture and otherwise prohibited by the Indenture does not exceed 10% of Consolidated Capitalization. The foregoing restrictions will not apply to (w) a Sale and Leaseback Transaction providing for a lease for a term, including any renewal thereof, of not more than three years, by the end of which term it is intended that the use of such Principal Property by the lessee will be discontinued; (x) a Sale and Leaseback Transaction between the Company and a Domestic Subsidiary or between Domestic Subsidiaries; (y) a Sale and Leaseback Transaction between the Company or a Domestic Subsidiary and a joint venture in which the Company or a Domestic Subsidiary has an interest; or (z) a Sale and Leaseback Transaction between the Company or a Domestic Subsidiary and any other Person primarily for the purpose of financing the acquisition, development or construction of one or more restaurants by one or more franchisees of the Company or of a Domestic Subsidiary. (Section 1009)

         If Subordinated Debt Securities are issued to a Wendy's Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Wendy's Trust and (i) there shall have occurred any event that would constitute an Event of Default, (ii) the Company shall be in default with respect to its payment of any obligations under the related Trust Preferred Securities Guarantee or Trust Common Securities Guarantee, or (iii) the Company shall have given notice of its election to defer payments of interest on such Subordinated Debt Securities by extending the interest payment period as provided in the Subordinated Indenture and such period, or any extension thereof, shall be continuing, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans,
(ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock of the Company or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing, and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank pari passu with or junior to such Subordinated Debt Securities.

         In the event Subordinated Debt Securities are issued to a Wendy's Trust or a trustee of such trust in connection with the issuance of Trust Securities of such Wendy's Trust, for so long as such Trust Securities remain outstanding, the Company will covenant (i) to directly or indirectly maintain 100% ownership of the Trust Common Securities of such Wendy's Trust; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Trust Common Securities, (ii) to use its reasonable efforts to cause such Wendy's Trust (a) to remain a statutory business trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of such Wendy's Trust, the redemption of all of the Trust Securities of such Wendy's Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such Wendy's Trust, and (b) to continue to be classified as a grantor trust for United States federal income tax purposes and (iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Subordinated Debt Securities. (Subordinated Indenture Section 1010)

RESTRICTIONS ON MERGER AND SALE OF ASSETS

          The Indentures provide that the Company may not consolidate with or merge into any other Person or sell, lease or otherwise transfer its property and assets as, or substantially as, an entirety to any Person, and the Company may not permit any Person to merge into or consolidate with the Company unless
(i) either (A) the Company will be the resulting or surviving entity or (B) any successor or purchaser is a corporation, partnership, limited liability company or trust organized under the laws of the United States of America, any State or the District of Columbia, and any such successor or purchaser expressly assumes the Company's obligations on the Debt Securities under a supplemental Indenture;
(ii) immediately after giving effect to the transaction no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing; and (iii) certain other conditions are met. (Section 801). Upon any consolidation or merger into any other Person or any conveyance, transfer or lease of the Company's assets substantially as an entirety to any Person, the successor Person shall succeed to, and be substituted for, the Company under the Indentures, and the Company, except in the case of a lease, shall be relieved of all obligations and covenants under the Indentures and the Debt Securities to the extent it was the predecessor Person. (Section 802)

CONVERSION RIGHTS

         The terms and conditions, if any, upon which Debt Securities are convertible into Common Stock, Preferred Stock or other securities of the Company will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the Holders or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of redemption of such Debt Securities.

EVENTS OF DEFAULT AND NOTICE THEREOF

         Unless otherwise specified in the Prospectus Supplement relating to a particular series of Debt Securities, the following events are, in the case of clauses (a) through (e) and (g), defined in the Existing Indenture or, in the case of clauses (a) through (g), defined in the Subordinated Indenture as "Events of Default" with respect to Debt Securities of any series: (a) failure to pay principal (including any sinking fund payment) of (or premium, if any, on) any Debt Security of that series when due; (b) failure to pay any interest on any Debt Security of that series when due, continued for 30 days; (c) failure to perform any other covenant or agreement of the Company under the Applicable Indenture (other than a covenant the performance of which is dealt with specifically elsewhere in the Applicable Indenture or which has been included in the Applicable Indenture solely for the benefit of a series of Debt Securities other than that series), continued for 90 days after written notice as provided in the Applicable Indenture; (d) failure to pay when due (after applicable grace periods as provided in the Applicable Indenture) the principal of, or acceleration of, any indebtedness for money borrowed by the Company having an aggregate principal amount outstanding equal to at least $25 million, if such indebtedness is not discharged, or such acceleration is not annulled, within 10 days after written notice as provided in the Applicable Indenture; (e) certain events of bankruptcy, insolvency or reorganization; (f) in the event Subordinated Debt Securities are issued to a Wendy's Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Wendy's Trust, the voluntary or involuntary dissolution, winding-up or termination of such Wendy's Trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of such Wendy's Trust, the redemption of all of the Trust Securities of such Wendy's Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such Wendy's Trust; and (g) any other Event of Default provided with respect to Debt Securities of that series. (Section 501)

         Except as defined in the Prospectus Supplement relating thereto and except as specified in clauses (d) and (e) of the preceding paragraph, no Event of Default with respect to Debt Securities of a particular series shall necessarily constitute an Event of Default with respect to Debt Securities of any other series. (Section 501) The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series shall have the right, subject to such provisions for indemnification of the Trustee, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Applicable Indenture or exercising any trust or power conferred on the Trustee with respect to Debt Securities of that series. (Section 512)

         If an Event of Default (other than an Event of Default specified in clause (e) of the second preceding paragraph) with respect to Debt Securities of any series at the time Outstanding shall occur and be continuing, either the Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series may, by a notice in writing to the Company (and to the Trustee if given by the Holders), declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Debt Securities of that series to be due and payable immediately; provided, however, that under certain circumstances the Holders of a majority in aggregate principal amount of Outstanding Debt Securities of that series may rescind or annul such declaration and its consequences. (Section 502). If an Event of Default specified in clause (e) of the next preceding paragraph occurs, the outstanding Debt Securities automatically will become immediately payable without any declaration or other act on the part of the Trustee or any Holder. (Section 502). For information as to waiver of defaults, see "Modification and Waiver" herein.

         Reference is made to the Prospectus Supplement relating to any series of Offered Debt Securities which are Original Issue Discount Securities for the particular provisions relating to the principal amount of such Original Issue Discount Securities due on acceleration upon the occurrence of an Event of Default and the continuation thereof.

         No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the Applicable Indenture or for any remedy thereunder, unless such Holder shall have previously given to the applicable Trustee written notice of a continuing Event of Default with respect to Debt Securities of that series and unless also the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of the same series shall have made written request, and offered reasonable indemnity to the applicable Trustee, to institute such proceeding as trustee, and the applicable Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of the same series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Section 507). However, such limitations do not apply to a suit instituted by a Holder of any Debt Security for enforcement of payment of the principal of (or premium, if any) or interest, if any, on such Debt Security on or after the respective due dates expressed in such Debt Security. (Section 508)

         Subject to the provisions of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), the Trustee will be under no obligation to exercise any of its rights or powers under the Applicable Indenture at the request of any of the Holders of Debt Securities unless they shall have offered to the applicable Trustee security or indemnity in form and substance reasonably satisfactory to such Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request. (Section 603)

         The Company will be required to furnish to each Trustee annually a statement by certain officers of the Company as to whether the Company is in default in the performance and observance of any of the terms, provisions and conditions of the Applicable Indenture. (Section 1004)

         Notwithstanding anything in the Indentures to the contrary, the right of any holder of a Debt Security to receive payment of the principal of and interest on such Debt Security, on and after the respective due dates expressed in such Debt Security (as the same may be extended in accordance with the terms of such Debt Security) or to institute suit for the enforcement of any such payment shall not be impaired or affected without the consent of such holder, including, in the case of a Subordinated Debt Security issued to a Wendy's Trust, the holders of the Trust Preferred Securities issued by such Wendy's Trust. In addition, in the case of a Subordinated Debt Security issued to a Wendy's Trust, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal then a holder of Trust Preferred Securities of such Wendy's Trust may directly institute a proceeding against the Company for payment.

MODIFICATION AND WAIVER

         Each Indenture will provide that modifications and amendments of such Indenture may be made by the Company and the applicable Trustee, with the consent of the Holders of not less than a majority of principal amount of each series of the Outstanding Debt Securities of each series under such Indenture affected by the modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each such Outstanding Debt Security affected thereby: (a) change the Stated Maturity of the principal of (or premium, if any) or any installment of principal or interest, if any, on any such Debt Security; (b) reduce the principal amount of (or premium, if any) or the interest rate, if any, on any such Debt Security or the principal amount due upon acceleration of an Original Issue Discount Security; (c) adversely affect any right of repayment at the option of the Holder of any such Debt Security; (d) reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation; (e) change the place or currency of payment of principal of (or premium, if any) or the interest, if any, on any such Debt Security; (f) impair the right to institute suit for the enforcement of any such payment on or with respect to any such Debt Security on or after the Stated Maturity (or, in the case of redemption, on or after the Redemption Date); (g) reduce the percentage of the principal amount of Outstanding Debt Securities of any series, the consent of the Holders of which is necessary to modify or amend the Applicable Indenture; or (h) modify the foregoing requirements or reduce the percentage of Outstanding Debt Securities necessary to waive compliance with certain provisions of the Applicable Indenture or for waiver of certain defaults. (Section 902)

         If a Wendy's Trust or the Property Trustee of a Wendy's Trust holds a series of Subordinated Debt Securities no such amendment or modification which requires the approval of the holders of a certain percentage in aggregate principal amount of Subordinated Debt Securities shall be effective without the approval of the holders of the same percentage of aggregate liquidation preference of Trust Preferred Securities of such Wendy's Trust.

         The holders of at least a majority of the aggregate principal amount of the Outstanding Debt Securities of any series may, on behalf of all Holders of that series, waive compliance by the Company with certain restrictive provisions of the Applicable Indenture and waive any past default under such Indenture, except a default in the payment of principal, premium or interest or in the performance of certain covenants. (Sections 1010 and 513)

         Each Indenture provides that a supplemental indenture which changes or eliminates any covenant or other provision of such Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities, or which modifies the rights of the Holders of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under such Indenture of the Holders of Debt Securities of any other series. (Section 901)

         Each Indenture provides that modifications and amendments of such Indenture may be made by the Company and the applicable Trustee, without the consent of the Holders of any series of Debt Securities issued thereunder: (1) to evidence the succession of another corporation to the Company and assumption by any such successor of the covenants of the Company in such Indenture and in the Debt Securities issued thereunder; (2) to add to the covenants of the Company or to add any additional events of default; (3) to permit or facilitate the issuance of Debt Securities in bearer form or to provide for uncertificated Debt Securities to be issued thereunder; (4) to change or eliminate any provision of such Indenture, provided that any such change or elimination shall become effective only when there are no Debt Securities outstanding of any series created prior to the execution of such supplemental indenture which are entitled to the benefit of such provision; (5) to secure any Debt Securities issued thereunder; (6) to establish the form or terms of Debt Securities issued thereunder; (7) to evidence and provide for a successor trustee under such Indenture with respect to one or more series of Debt Securities issued thereunder or to provide for or facilitate the administration of the trusts under such Indenture by more than one trustee; or (8) to cure any ambiguity, to correct or supplement any provision in such Indenture that may be inconsistent with any other provision of such Indenture or to make any other provisions with respect to matters or questions arising under such Indenture, provided that such action shall not adversely affect the interests of the Holders of any series of Debt Securities issued thereunder. (Section 901)

         The Indentures provide that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities of any series have given or taken any direction, notice, consent, waiver or other action under the Indenture as of any date, (i) the principal amount of an Original Issue Discount Debt Security that will be deemed to be Outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the Maturity thereof to such date; (ii) if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security; and (iii) the principal amount of a Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the United States dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (i) or (ii) above, of the amount described in such clause). Certain Debt Securities, including those for which payment or redemption money has been deposited or set aside in trust for the Holders and those that have been fully defeased pursuant to the Applicable Indenture, will not be deemed to be Outstanding. (Section 101) For purposes of the Indentures, the Debt Securities of any series "Outstanding" thereunder are deemed to exclude those held by Persons (other than any Wendy's Trust that has issued related Trust Preferred Securities) that control, are controlled by or are under common control with the Company; provided that any Person who does not own, directly or indirectly, more than 5% of the outstanding voting securities of the Company will not be deemed to control the Company. (Section 101)

         Except in certain limited circumstances, the Company will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the Indentures, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, such action may be taken only by persons who are Holders of Outstanding Debt Securities of that series on the record date. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such shorter period as may be specified by the Company (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time. (Section 104)

DEFEASANCE AND COVENANT DEFEASANCE

         Each Indenture provides, if such provision is made applicable to the Debt Securities of any series pursuant to Section 301 of the Indentures (which will be indicated in the Prospectus Supplement applicable thereto), that the Company may elect either (A) to defease and be discharged from any and all obligations with respect to such Debt Securities then outstanding (except for the obligations to exchange or register the transfer of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of the Debt Securities, and to hold monies for payments in trust) ("defeasance"), or (B) to be released from its obligations with respect to such Debt Securities concerning the restrictions described under "Restriction on Merger and Sale of Assets" (Section 801) and any other covenants applicable to such Debt Securities which are subject to covenant defeasance ("covenant defeasance"), and the occurrence of an event described and notice thereof in clauses (c) and (d) under "Events of Default and Notice Thereof" (with respect to covenants determined, pursuant to Section 301 of the Applicable Indenture, to be subject to covenant defeasance) shall no longer be an Event of Default, in each case, upon the irrevocable deposit with the applicable Trustee (or other qualifying trustee), in trust for such purpose, of money, and/or U.S. Government Obligations (as defined in the Indentures) which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient without reinvestment to pay the principal of (and premium, if any) and interest, if any, on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor. Such a trust may only be established if, among other things, (i) the Company has delivered to the applicable Trustee an opinion of counsel (as specified in the Applicable Indenture) to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, (ii) no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default under the Indenture shall have occurred and be continuing on the date of such deposit and (iii) certain other customary conditions precedent are satisfied. In the case of defeasance under clause (A) above, the opinion of counsel referred to in clause (i) above must refer to and be based on a ruling of the Internal Revenue Service issued to the Company or published as a revenue ruling or on a change in applicable Federal income tax law, in each case after the date of such Indenture. (Article Thirteen)

         The Company may exercise the defeasance option with respect to such Debt Securities notwithstanding its prior exercise of the covenant defeasance option. If the Company exercises the defeasance option, payment of such Debt Securities may not be accelerated because of an Event of Default. If the Company exercises the covenant defeasance option, payment of such Debt Securities may not be accelerated by reference to the covenants noted under clause (B) above. In the event the Company omits to comply with the remaining obligations with respect to such Debt Securities under such Indenture after exercising its covenant defeasance option and such Debt Securities are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations on deposit with the applicable Trustee may be insufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default, because the required deposit in the defeasance trust is based upon scheduled cash flows, rather than market values, which will vary depending on prevailing interest rates and other factors. However, the Company will remain liable in respect of such payments. (Article Thirteen)

         The Prospectus Supplement may further describe the provisions, if any, applicable to defeasance or covenant defeasance with respect to the Debt Securities of a particular series.

CERTAIN DEFINITIONS

         Set forth below is a summary of certain of the defined terms used in the Indentures. Reference is made to the Applicable Indenture with respect to any particular series of Debt Securities for the full definition of all such terms, as well as any other terms used herein for which no definition is provided. (Section 101)

         "Attributable Value" in respect of any Sale and Leaseback Transaction means, as of the time of determination, the lesser of (i) the sale price of the Principal Property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such Sale and Leaseback Transaction and the denominator of which is the base term of such lease, and (ii) the total obligation (discounted to present value at the highest rate of interest specified by the terms of any series of Debt Securities then Outstanding compounded semi-annually) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such Sale and Leaseback Transaction.

         "Consolidated Capitalization" of the Company means consolidated total assets less consolidated current liabilities, all as shown on a consolidated balance sheet of the Company and all Subsidiaries (whether or not consolidated for accounting purposes).

         "Domestic Subsidiary" means any Subsidiary which owns a Principal Property.

         "Indebtedness" of any Person means (without duplication), with respect to any Person, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person and (iv) every obligation of the type referred to in clauses (i) through (iii) of another Person the payment of which such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise (but only, in the case of clause (iv), to the extent such Person has guaranteed or is responsible or liable for such obligations).

         "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

         "Net Available Proceeds" from any Sale Transaction by any Person means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of Indebtedness or obligations relating to the properties or assets that are the subject of such Sale Transaction or received in any other noncash form) therefrom by such Person, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Sale Transaction; (ii) all payments made by such Person or its Subsidiaries on any Indebtedness which is secured in whole or in part by any such properties and assets in accordance with the terms of any Lien upon or with respect to any such properties and assets or which must, by the terms of such Lien, or in order to obtain a necessary consent to such Sale Transaction or by applicable law, be repaid out of the proceeds from such Sale Transaction; and (iii) all distributions and other payments made to minority interest holders in Subsidiaries of such Person or joint ventures as a result of such Sale Transaction; provided, however, that for purposes of clause
(ii) of "Limitations on Sale and Leaseback Transactions," the amount of Net Available Proceeds to be applied to any acquisition of Principal Properties or retirement of Debt Securities or other Indebtedness shall be reduced by an amount equal to the sum of (A) an amount equal to the redemption price with respect to such Debt Securities delivered within 180 days after the effective date of such Sale and Leaseback Transaction to the Trustee for retirement and cancellation and (B) the principal amount, plus any premium or fee paid in connection with a redemption in accordance with the terms, of such other Indebtedness voluntarily retired by the Company within such 180-day period, excluding in each case retirements pursuant to mandatory sinking fund or prepayment provisions and payments at maturity.

         "Principal Property" means all restaurant or related equipment and all real property, in each case which is owned by the Company or a Subsidiary and which constitutes all or part of any restaurant located within one of the 50 states of the United States or the District of Columbia.

         "Sale and Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any Principal Property that, more than 12 months after (i) the completion of the acquisition, construction, development or improvement of such Principal Property or (ii) the placing in operation of such Principal Property or of such Principal Property as so constructed, developed or improved, has been or is being sold, conveyed, transferred or otherwise disposed of by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender on the security of such Principal Property. The term of such arrangement, as of any date (the "measurement date"), shall end on the date of the last payment of rent or any other amount due under such arrangement on or prior to the first date after the measurement date on which such arrangement may be terminated by the lessee, at its sole option, without payment of a penalty. "Sale Transaction" means any such sale, conveyance, transfer or other disposition.

         "Subsidiary" of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

PERMANENT GLOBAL SECURITIES

         The Debt Securities of a series may be issued in the form of one or more permanent Global Securities that will be deposited with a Depositary or its nominee. In such a case, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of Outstanding Debt Securities of the series to be represented by such Global Security or Securities. The Prospectus Supplement relating to such series of Debt Securities will describe the circumstances, if any, under which beneficial owners of interests in any such permanent Global Security may exchange such interests for Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination. Unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, a permanent Global Security may not be registered for transfer or exchange except in the circumstances described in the applicable Prospectus Supplement. (Sections 204 and 305)

         The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a permanent Global Security and a description of the Depositary will be contained in the applicable Prospectus Supplement.

GOVERNING LAW

         The Indentures and the Debt Securities will be governed by and construed in accordance with the internal laws of the State of New York. (Section 112)

                        DESCRIPTION OF THE CAPITAL STOCK

         The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock, without par value, and 250,000 shares of Preferred Stock, par value $1.00 per share. As of August 5, 1996, there were 128,804,000 shares of Common Stock outstanding, and no shares of Preferred Stock were outstanding.

         The following summary does not purport to be complete and is qualified in its entirety by reference to the applicable provisions of Ohio law and the Company's Articles of Incorporation (the "Articles of Incorporation") and New Regulations (the "Regulations").

COMMON STOCK

         Holders of outstanding Common Stock are entitled to receive dividends when and if declared by the Board of Directors from funds legally available therefor, subject to the rights of holders of Preferred Stock, if any, and to restrictions contained in long-term indebtedness of the Company. At all meetings of shareholders, holders of Common Stock are entitled to one vote for each share held except that the laws of Ohio provide for cumulative voting for the election of directors upon the previous request of any shareholder. Holders of Common Stock have no preemptive or subscription rights. Upon liquidation, all shares of Common Stock are entitled to participate equally in the assets of the Company available for distribution to holders of Common Stock. All of the outstanding shares of Common Stock are fully paid and nonassessable.

PREFERRED STOCK

         The Board of Directors has the authority to issue the Preferred Stock in one or more series and to fix certain of the rights, preferences, privileges and restrictions thereof, including the dividend rights, dividend rate, the dates of payment of dividends and the dates from which they are cumulative, conversion rights, terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series or the designations of such series, without any further vote or action by the shareholders. Holders of the Preferred Stock are entitled to one vote per share on matters to be voted upon by the holders of Common Stock and Preferred Stock voting together as a single class, except that Ohio laws entitles the holders of Preferred Stock to exercise a class vote on certain matters.

SHAREHOLDER RIGHTS PLAN

         On August 4, 1988, the Board of Directors of the Company declared a dividend of one Right for each outstanding share of Common Stock. Until the Rights become exercisable, or the earlier redemption or exchange of the Rights, the Company will issue one Right with each share of Common Stock that is newly issued so that all shares of Common Stock will have Rights attached thereto. Upon the occurrence of the events enumerated below, each Right will entitle the holder thereof, until the earlier of the close of business on August 10, 1998, or the redemption or exchange of the Rights, to buy one ten-thousandth of one Series A Preferred Share of the Company, at a price of $25.00 per one ten-thousandth of a share, subject to adjustment. The rights will not be exercisable until the earlier to occur of (i) a public announcement that, without the prior consent of the Company, a person or group of affiliated or associated persons have acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (an "Acquiring Person") or (ii) the tenth business day (or such later date as may be determined by the Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement of, or the first public announcement of an intention to make, a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of 15% or more of such outstanding shares of Common Stock (the earlier of such dates being referred to as the "Distribution Date"). Until the Distribution Date (or earlier exchange or redemption of the Rights), the Rights will be transferred with and only with the shares of Common Stock. Separate certificates for the Rights will be issued as soon as practicable following the Distribution Date to holders of record of the Common Stock as of the Distribution Date. The Rights will then begin trading separately from the Common Stock.

         In the event the Company is acquired in a merger or other business combination transaction or 50% or more of its assets or earning power is sold, each holder of a Right will have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of common shares of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person becomes an Acquiring Person (unless such person first acquires 15% or more of the outstanding shares of Common Stock pursuant to a tender or exchange offer for all outstanding shares of Common Stock at a price and on terms determined by at least a majority of the members of the Board of Directors who are not officers of the Company to be both adequate and otherwise in the best interests of the Company and its shareholders (other than the person or an affiliate or associate thereof on whose behalf the offer is being made)), each holder of a Right (other than Rights beneficially owned by the Acquiring Person which will thereafter be void) will have the right to receive upon exercise that number of shares of Common Stock having a market price of two times the exercise price of the Right.

         Generally, the Company may redeem each Right for $.01 at any time before a person or group becomes an Acquiring Person without prior approval. After the Distribution Date, Rights will not be issued with respect to Common Stock except under certain circumstances.

         The summary description of the Rights set forth above does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as amended, between the Company and American Stock Transfer and Trust Company, as Rights Agent, which is incorporated by reference as an exhibit to the Registration Statement.

TRANSFER AGENT

         The transfer agent and registrar for the Company's Common Stock is American Stock Transfer and Trust Company, 40 Wall Street, New York, New York 10005.

                             DESCRIPTION OF WARRANTS

         The Company may issue warrants to purchase Debt Securities (the "Debt Warrants"), Preferred Stock (the "Preferred Share Warrants") or Common Stock (the "Common Stock Warrants", collectively with the Debt Warrants and the Preferred Stock Warrants the "Warrants"). Warrants may be issued independently or together with any Securities and may be attached to or separate from such Securities. The Warrants are to be issued under warrant agreements (each a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Warrant Agent"), all as shall be set forth in the Prospectus Supplement relating to the Warrants being offered pursuant thereto.

DEBT WARRANTS

         The applicable Prospectus Supplement will describe the terms of Debt Warrants offered thereby, the Warrant Agreement relating to such Debt Warrants and the debt warrant certificates representing such Debt Warrants, including the following: (1) the title of such Debt Warrants; (2) the aggregate number of such Debt Warrants; (3) the price or prices at which such Debt Warrants will be issued; (4) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of such Debt Warrants; (5) the designation and terms of any related Debt Securities with which such Debt Warrants are issued, and the number of such Debt Warrants issued with each such security; (6) the date, if any, on and after which such Debt Warrants and the related Debt Securities will be separately transferable; (7) the principal amount of Debt Securities purchasable upon exercise of each Debt Warrant, and the price at which such principal amount of Debt Securities may be purchased upon such exercise; (8) the date on which the right to exercise such Debt Warrants shall commence, and the date on which such right shall expire; (9) the maximum or minimum number of such Debt Warrants which may be exercised at any time; (10) a discussion of material federal income tax considerations, if any; and (11) any other terms of such Debt Warrants and terms, procedures and limitations relating to the exercise of such Debt Warrants.

         Debt Warrant certificates will be exchangeable for new Debt Warrant certificates of different denominations, and Debt Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement. Prior to the exercise of their Debt Warrants, holder of Debt Warrants will not have any of the rights of holders of the securities purchasable upon such exercise and will not be entitled to payments of principal of (or premium, if any) or interest, if any, on the securities purchasable upon such exercise.

OTHER WARRANTS

         The applicable Prospectus Supplement will describe the following terms of Preferred Stock Warrants and Common Share Warrants in respect of which this Prospectus is being delivered: (1) the title of such Warrants; (2) the Securities for which such Warrants are exercisable; (3) the price or prices at which such Warrants will be issued; (4) the number of such Warrants issued with each share of Preferred Stock or Common Stock; (5) any provisions for adjustment of the number or amount of Preferred Stock or Common Stock receivable upon exercise of such Warrants or the exercise price of such Warrants; (6) if applicable, the date on and after which such Warrants and the related Preferred Stock or Common Stock will be separately transferable; (7) if applicable, a discussion of material federal income tax considerations; (8) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants; (9) the date on which the right to exercise such Warrants shall commence, and the date on which the right shall expire; (10) the maximum or minimum number of such Warrants which may be exercised at any time.

EXERCISE OF WARRANTS

         Each Warrant will entitle the holder of the Warrants to purchase for cash such principal amount of Debt Securities or Preferred Stock or Common Stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the Prospectus Supplement relating to the Warrants offered thereby. After the close of business on the expiration date, unexercised Warrants will become void.

         Warrants may be exercised as set forth in the Prospectus Supplement relating to the Warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, forward the Debt Securities or Preferred Stock or Common Stock purchasable upon such exercise. If less than all of the Warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining Warrants.

                    DESCRIPTION OF TRUST PREFERRED SECURITIES

         Each Wendy's Trust may issue, from time to time, only one series of Trust Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each Wendy's Trust authorizes the Regular Trustees of such Wendy's Trust to issue on behalf of such Wendy's Trust one series of Trust Preferred Securities. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Trust Preferred Securities will have such terms, including distributions, redemption, voting, liquidation, conversion rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act, and which will mirror the terms of the Subordinated Debt Securities held by the Wendy's Trust and described in the Prospectus Supplement related thereto. Reference is made to the Prospectus Supplement relating to the Trust Preferred Securities of any Wendy's Trust for specific terms, including (i) the distinctive designation of such Trust Preferred Securities; (ii) the number of Trust Preferred Securities issued by such Wendy's Trust; (iii) the annual distribution rate (or method of determining such rate) for Trust Preferred Securities issued by such Wendy's Trust and the date or dates upon which such distributions shall be payable; provided, however, that distributions on such Trust Preferred Securities shall be payable on a quarterly basis to holders of such Trust Preferred Securities as of a record date in each quarter during which such Trust Preferred Securities are outstanding; (iv) whether distributions on Trust Preferred Securities issued by such Wendy's Trust shall be cumulative, and, in the case of Trust Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Trust Preferred Securities issued by such Wendy's Trust shall be cumulative; (v) the amount or amounts which shall be paid out of the assets of such Wendy's Trust to the holders of Trust Preferred Securities of such Wendy's Trust upon voluntary or involuntary dissolution, winding-up or termination of such Wendy's Trust;
(vi) the obligation, if any, of such Wendy's Trust to purchase or redeem Trust Preferred Securities issued by such Wendy's Trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Trust Preferred Securities issued by such Wendy's Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (vii) the voting rights, if any, of Trust Preferred Securities issued by such Wendy's Trust in addition to those required by law, including the number of votes per Trust Preferred Security and any requirement for the approval by the holders of Trust Preferred Securities, or of Trust Preferred Securities issued by one or more Wendy's Trusts, or of both, as a condition to specified action or amendments to the Declaration of such Wendy's Trust; (viii) the terms and conditions, if any, upon which Trust Preferred Securities issued by such Wendy's Trust may be converted into shares of Common Stock, including the conversion price per share and the circumstances, if any, under which any such conversion right shall expire; (ix) the terms and conditions, if any, upon which the Subordinated Debt Securities may be distributed to holders of Trust Preferred Securities; (x) if applicable, any securities exchange upon which the Trust Preferred Securities shall be listed; and (xi) any other relevant rights, preferences, privileges, limitations or restrictions of Trust Preferred Securities issued by such Wendy's Trust not inconsistent with the Declaration of such Wendy's Trust or with applicable law. All Trust Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth below under "Description of Trust Preferred Securities Guarantees." Certain United States federal income tax considerations applicable to any offering of Trust Preferred Securities will be described in the Prospectus Supplement relating thereto.

         In connection with the issuance of Trust Preferred Securities, each Wendy's Trust will issue one series of Trust Common Securities. The Declaration of each Wendy's Trust authorizes the Regular Trustees of such trust to issue on behalf of such Wendy's Trust one series of Trust Common Securities having such terms including distributions, redemption, voting and liquidation rights or such restrictions as shall be set forth therein. The terms of the Trust Common Securities issued by a Wendy's Trust will be substantially identical to the terms of the Trust Preferred Securities issued by such trust and the Trust Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Trust Preferred Securities except that, upon an event of default under the Declaration, the rights of the holders of the Trust Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. Except in certain limited circumstances, the Trust Common Securities will also carry the right to vote to appoint, remove or replace any of the Wendy's Trustees of a Wendy's Trust. All of the Trust Common Securities of each Wendy's Trust will be directly or indirectly owned by the Company.

PROPOSED TAX LEGISLATION

         On March 19, 1996, as a part of President Clinton's Fiscal 1997 Budget Proposal, the Treasury Department proposed legislation (the "Proposed Legislation") that, among other things, would (i) treat as equity for United States federal income tax purposes certain debt instruments with a maximum term of more than 20 years and (ii) disallow interest deductions on certain convertible debt instruments or defer interest deductions on certain debt instruments issued with OID. The Proposed Legislation is proposed to be effective for debt instruments issued on or after December 7, 1995.

         On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued a joint statement (the "Joint Statement") indicating their intent that the Proposed Legislation, if adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of "appropriate Congressional action." However, there can be no assurances that the effective date guidance contained in the Joint Statement will be incorporated in the Proposed Legislation, if enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the tax treatment of the Subordinated Debt Securities. In addition, there can be no assurances as to whether or in what form the Proposed Legislation may be enacted into law or whether other legislation will be enacted that otherwise adversely affects the tax treatment of the Subordinated Debt Securities and the Trust Preferred Securities.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TRUST PREFERRED SECURITIES

         If an Event of Default under the Declaration of a Wendy's Trust occurs and is continuing, then the holders of Trust Preferred Securities of such Wendy's Trust would rely on the enforcement by the Property Trustee of its rights as a holder of the applicable series of Subordinated Debt Securities against the Company. In addition, the holders of a majority in liquidation amount of the Trust Preferred Securities of such Wendy's Trust will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the applicable Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Subordinated Debt Securities. If the Property Trustee fails to enforce its rights under the applicable series of Subordinated Debt Securities, a holder of Trust Preferred Securities of such Wendy's Trust may institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the applicable series of Subordinated Debt Securities without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default under the applicable Declaration has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the applicable series of Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Trust Preferred Securities of such Wendy's Trust may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the applicable series of Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Trust Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the applicable series of Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Trust Preferred Securities under the applicable Declaration to the extent of any payment made by the Company to such holder of Trust Preferred Securities in such Direct Action.

              DESCRIPTION OF TRUST PREFERRED SECURITIES GUARANTEES

         Set forth below is a summary of information concerning the Trust Preferred Securities Guarantees which will be executed and delivered by the Company for the benefit of the holders from time to time of Trust Preferred Securities. Each Trust Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. NBD Bank will act as the independent trustee under each Trust Preferred Securities Guarantee (the "Preferred Guarantee Trustee") for purposes of the Trust Indenture Act. The terms of each Trust Preferred Securities Guarantee will be those set forth in such Trust Preferred Securities Guarantee and those made part of such Trust Preferred Securities Guarantee by the Trust Indenture Act. The summary is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Trust Preferred Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Trust Preferred Securities Guarantee will be held by the Preferred Guarantee Trustee for the benefit of the holders of the Trust Preferred Securities of the applicable Wendy's Trust.

GENERAL

         Pursuant to each Trust Preferred Securities Guarantee, the Company will agree, to the extent set forth therein, to pay in full, to the holders of the Trust Preferred Securities issued by a Wendy's Trust, the Guarantee Payments (as defined herein) (except to the extent paid by such Wendy's Trust), as and when due, regardless of any defense, right of setoff or counterclaim which such Wendy's Trust may have or assert. The following payments with respect to Trust Preferred Securities issued by a Wendy's Trust to the extent not paid by such Wendy's Trust (the "Guarantee Payments"), will be subject to the Trust Preferred Securities Guarantee thereon (without duplication): (i) any accrued and unpaid distributions which are required to be paid on such Trust Preferred Securities, to the extent such Wendy's Trust shall have funds available therefor; (ii) the redemption price set forth in the applicable Prospectus Supplement (the "Redemption Price"), which will not be lower than the liquidation amount, and all accrued and unpaid distributions, to the extent such Wendy's Trust has funds available therefor with respect to any Trust Preferred Securities called for redemption by such Wendy's Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such Wendy's Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Trust Preferred Securities or the redemption of all of the Trust Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Trust Preferred Securities to the date of payment, to the extent such Wendy's Trust has funds available therefor and
(b) the amount of assets of such Wendy's Trust remaining available for distribution to holders of such Trust Preferred Securities in liquidation of such Wendy's Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Trust Preferred Securities or by causing the applicable Wendy's Trust to pay such amounts to such holders.

         Each Trust Preferred Securities Guarantee will not apply to any payment of distributions on the Trust Preferred Securities except to the extent such Wendy's Trust shall have funds available therefor. If the Company does not make interest payments on the Subordinated Debt Securities purchased by a Wendy's Trust, such Wendy's Trust will not pay distributions on the Trust Preferred Securities issued by such Wendy's Trust and will not have funds available therefor. See "Description of Debt Securities,Certain Covenants of the Company." The Trust Preferred Securities Guarantee, when taken together with the Company's obligations under the Subordinated Debt Securities, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of such Wendy's Trust (other than with respect to the Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Trust Preferred Securities.

         The Company has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Wendy's Trusts with respect to the Trust Common Securities (the "Trust Common Securities Guarantees") to the same extent as the Trust Preferred Securities Guarantee, except that upon an event of default under the Indenture, holders of Trust Preferred Securities shall have priority over holders of Trust Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF THE COMPANY

         In each Trust Preferred Securities Guarantee, the Company will covenant that, so long as any Trust Preferred Securities issued by the applicable Wendy's Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under such Trust Preferred Securities Guarantee or the Declaration of such Wendy's Trust, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock of the Company or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank pari passu with or junior to such Subordinated Debt Securities.

MODIFICATION OF THE TRUST PREFERRED SECURITIES GUARANTEES; ASSIGNMENT

         Except with respect to any changes which do not materially adversely affect the rights of holders of Trust Preferred Securities (in which case no vote will be required), each Trust Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Trust Preferred Securities issued by the applicable Wendy's Trust. The manner of obtaining any such approval of holders of such Trust Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Trust Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Trust Preferred Securities of the applicable Wendy's Trust then outstanding.

TERMINATION

         Each Trust Preferred Securities Guarantee will terminate as to the Trust Preferred Securities issued by the applicable Wendy's Trust (a) upon full payment of the Redemption Price of all Trust Preferred Securities of such Wendy's Trust, (b) upon distribution of the Subordinated Debt Securities held by such Wendy's Trust to the holders of the Trust Preferred Securities of such Wendy's Trust or (c) upon full payment of the amounts payable in accordance with the Declaration of such Wendy's Trust upon liquidation of such Wendy's Trust. Each Trust Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities issued by the applicable Wendy's Trust must restore payment of any sums paid under such Trust Preferred Securities or such Trust Preferred Securities Guarantee. The subordination provisions of the Subordinated Debt Securities provide that in the event payment is made on the Subordinated Debt Securities or the Trust Preferred Securities Guarantee in contravention of such provisions such payments shall be paid over to the holders of Senior Indebtedness.

EVENTS OF DEFAULT

         An event of default under a Trust Preferred Securities Guarantee will occur upon (a) the failure of the Company to perform any of its payment or other obligations thereunder or (b) if applicable, the failure by the Company to deliver Common Stock upon an appropriate election by the holder or holders of Trust Preferred Securities to convert the Trust Preferred Securities into shares of Common Stock.

         The holders of a majority in liquidation amount of the Trust Preferred Securities relating to such Trust Preferred Securities Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of the Trust Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under such Trust Preferred Securities. If the Preferred Guarantee Trustee fails to enforce such Trust Preferred Securities Guarantee, any holder of Trust Preferred

Securities relating to such Trust Preferred Securities Guarantee may institute a legal proceeding directly against the Company to enforce the Preferred Guarantee Trustee's rights under such Trust Preferred Securities Guarantee, without first instituting a legal proceeding against the relevant Wendy's Trust, the Preferred Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a guarantee payment, a holder of Trust Preferred Securities may directly institute a proceeding against the Company for enforcement of the Trust Preferred Securities Guarantee for such payment. The Company waives any right or remedy to require that any action be brought first against such Wendy's Trust or any other person or entity before proceeding directly against the Company.

STATUS OF THE TRUST PREFERRED SECURITIES GUARANTEES

         The Trust Preferred Securities Guarantees will constitute unsecured obligations of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company; and (iii) senior to Common Stock. The terms of the Trust Preferred Securities provide that each holder of Trust Preferred Securities issued by the applicable Wendy's Trust by acceptance thereof agrees to the subordination provisions and other terms of the Trust Preferred Securities Guarantee relating thereto.

         The Trust Preferred Securities Guarantees will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE PREFERRED GUARANTEE TRUSTEE

         The Preferred Guarantee Trustee, prior to the occurrence of a default with respect to a Trust Preferred Securities Guarantee, undertakes to perform only such duties as are specifically set forth in such Trust Preferred Securities Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Preferred Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Trust Preferred Securities Guarantee at the request of any holder of Trust Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

                              PLAN OF DISTRIBUTION

         The Securities may be sold (i) through agents, (ii) through underwriters, (iii) through dealers or (iv) directly to purchasers (through a specific bidding or auction process or otherwise). The distribution of Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices.

         Offers to purchase the Securities may be solicited by agents designated by the Company from time to time. Any such agent involved in the offer or sale of the Securities will be named, and any commissions payable by the Company to such agent will be set forth in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities so offered and sold.

         If an underwriter or underwriters are utilized in the sale of Securities, the Company will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters and the terms of the transactions, including compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Securities.

         If a dealer is utilized in the sale of the Securities, the Company will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the Prospectus Supplement relating thereto.

         Offers to purchase the Securities may be solicited directly by the Company and sales thereof may be made by the Company directly to institutional investors or others. The terms of any such sales, including the terms of any bidding or auction process, if utilized, will be described in the Prospectus Supplement relating thereto.

         The Securities may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for the Company. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and its compensation will be described in the Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the Securities remarketed thereby.

         Agents, underwriters, dealers and remarketing firms may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the 1933 Act, and any such agents, underwriters, dealers or remarketing firms, or their affiliates may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

         If so indicated in the Prospectus Supplement, the Company will authorize agents and underwriters to solicit offers by certain institutions to purchase Debt Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date stated in the Prospectus Supplement. Such Contracts will be subject to only those conditions set forth in the Prospectus Supplement. A commission indicated in the Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Debt Securities pursuant to Contracts accepted by the Company.

                                     EXPERTS

         The consolidated balance sheets of the Company as of December 31, 1995 and January 1, 1995 and the consolidated statements of income, shareholders' equity and cash flows for the years ended December 31, 1995, January 1, 1995 and January 2, 1994 incorporated by reference in this Prospectus have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that Firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         The validity of the Securities, other than the Trust Securities, offered hereby will be passed upon for the Company by Vorys, Sater, Seymour and Pease ("Vorys Sater"), Columbus, Ohio and the validity of the Trust Securities will be passed upon for the Company and the Wendy's Trusts by Richards, Layton & Finger, Wilmington, Delaware, special Delaware counsel to the Company and the Wendy's Trusts. Frederick R. Reed, a director of the Company, is a partner in Vorys Sater and has been named to serve as Executive Vice President of the Company commencing on September 1, 1996. As of July 24, 1996, members of Vorys Sater and attorneys employed thereby, together with members of their immediate families, beneficially owned an aggregate of approximately 72,338 shares of Common Stock of the Company.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated (except for the Securities and Exchange Commission registration fee) fees and expenses (other than underwriting discounts and commissions) in connection with the Offering described in this Registration Statement:

Securities and Exchange Commission registration fee..................   $ 68,966
Rating Agency fees...................................................    140,000
Transfer Agent fees and expenses.....................................      1,000
Trustee fees and expenses............................................     12,500
Blue Sky filing and counsel fees and expenses........................     20,000
Printing and engraving costs.........................................     30,000
Legal fees and expenses..............................................     65,000
Accounting fees and expenses.........................................     15,000
Miscellaneous expenses...............................................   $  7,534
                                                                        --------
         Total.......................................................   $360,000
                                                                        --------

ITEM 15.  INDEMNIFICATION  OF DIRECTORS AND OFFICERS

         Division (E) of Section 1701.13 of the Ohio Revised Code governs indemnification by a corporation and provides as follows:

                  (E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, member, manager, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

                  (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, member, manager, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

                           (a) Any claim, issue, or matter as to which such
                  person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

                           (b) Any action or suit in which the only liability
                  asserted against a director is pursuant to section 1701.95 of the Revised Code.

                  (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action suit or proceeding.

                  (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

                           (a) By a majority vote of a quorum consisting of
                  directors of the indemnifying corporation who were not and are not parties to or threatened by the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

                           (b) If the quorum described in division (E)(4)(a) of
                  this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

                           (c) By the shareholders; or

                           (d) By the court of common pleas or the court in
                  which such action, suit or proceeding referred to in division
                  (E)(1) or (2) of this section was brought.

                  Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division
         (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

                  (5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to both of the following:

                                    (i) Repay such amount if it is proved by
                           clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

                                    (ii) Reasonably cooperate with the
                           corporation concerning the action, suit, or proceeding.

                           (b) Expenses, including attorney's fees, incurred by
                  a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

                  (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                  (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

                  (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5),
         (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

                  (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

         Section 5.01 of the Registrant's New Regulations govern indemnification by the Registrant and provides as follows:

                  SECTION 5.01. Indemnification. The corporation shall indemnify each director and officer, each former director and officer and each person who may have served at its request as an officer and each person who may have served at its request as a director, trustee or officer of any other corporation, partnership, joint venture, trust or other enterprise to the greatest extent permitted by Ohio law, with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person was or is a party by reason of the fact that he is or was a director or officer of the corporation or is or was serving at its request as aforesaid. Indemnification hereunder shall include all expenses, including attorneys' fees, judgments, fines and amounts paid in settlement if actually and reasonably incurred by him in connection with such action, suit or proceeding. Such expenses shall be paid in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. In addition, the corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee or agent of the corporation or is or was an employee or agent of the corporation or is or was serving as an employee or agent of another enterprise at the request of the corporation; subject, however, to the limitations imposed by Ohio law. The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles or any agreement, vote of shareholders or disinterested directors or otherwise (including, without limitation, any insurance), both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and successors of such a person.

         In addition, the Registrant has purchased insurance coverage under policies issued by the Chubb Group of Insurance Companies, National Union Insurance Company and CNA Insurance Companies which insure directors and officers against certain liabilities which might be incurred by them in such capacity.

ITEM 16.  EXHIBITS.

Exhibit
  No.                 Exhibits
- -------               --------
1+                Form of Underwriting Agreement relating to Debt Securities

4(a)              Form of Indenture dated as of December 14, 1995, for Debt
                    Securities between the Registrant and Huntington National
                    Bank, as trustee (incorporated by reference to Exhibit 4 to the Registrant's Registration Statement on Form S-3 (File
                    No. 33-57101))

4(b)*             Form of Indenture for Subordinated Debt Securities between the
                    Registrant and NBD Bank, as trustee

4(c)+             Form or forms of Securities (other than the form of
                    convertible Preferred Security which is included in Exhibit
                    4(h))

4(d)              Certificate of Trust of Wendy's Financing I

4(e)              Certificate of Trust of Wendy's Financing II

4(h)(i)*          Form of Amended and Restated Declaration of Trust of Wendy's
                    Financing I

4(h)(ii)*         Form of Amended and Restated Declaration of Trust of Wendy's
                    Financing II

4(i)*             Form of Supplemental Indenture to be used in connection with the issuance of Subordinated Debt Securities and Trust
                    Preferred Securities

4(j)(i)*          Form of Preferred Securities Guarantee for the benefit of the holders of Trust Preferred Securities of Wendy's Financing I

4(j)(ii)*         Form of Preferred Securities Guarantee for the benefit of the holders of Trust Preferred Securities of Wendy's Financing
                    II

4(k)+             Form of certificate for Preferred Stock

4(l)+             Form of Warrant Agreement

4(m)              Rights Agreement dated as of August 10, 1988 between the
                    Registrant and Morgan Shareholder Services Trust Company, as
                    Rights Agent (incorporated by reference to Exhibit 1 to the
                    Registrant's Registration Statement on Form 8-A (File No.
                    1-8116) filed on August 18, 1988), as amended by Amendment dated as of December 29, 1995, between the Registrant and
                    American Stock and Transfer Company (incorporated by
                    reference to Exhibit 1 to the Registrant's Registration
                    Statement on Form 8-A/A (File No. 1-8116) filed on January
                    8, 1996)

5(a)*             Opinion of Vorys, Sater, Seymour and Pease

5(b)*             Opinion of Richards, Layton & Finger regarding the validity of the trust issued securities of Wendy's Financing I

5(c)*             Opinion of Richards, Layton & Finger regarding the validity of the trust issued securities of Wendy's Financing II

12                Statement re: Computation of Ratios of Earnings to Fixed
                    Charges and of Earnings to Combined Fixed Charges and
                    Preferred Stock Dividends

23(a)             Consent of Coopers & Lybrand L.L.P., Independent Accountants

23(b)*            Consent of Vorys, Sater, Seymour and Pease (included in
                    Exhibit 5(a))

23(c)*            Consent of Richards, Layton & Finger (included in Exhibits
                    5(b) and 5(c))

24                Powers of Attorney

25(a)             Form T-1 Statement of Eligibility under the Trust Indenture
                    Act of 1939 of Huntington National Bank, as Trustee under
                    the Indenture (incorporated by reference to Exhibit 25 to
                    the Registrant's Registration Statement on Form S-3 (File
                    No. 33-57101))

25(b)*            Form T-1 Statement of Eligibility under the Trust Indenture
                    Act of 1939 of NBD Bank, as Trustee under the Subordinated
                    Indenture

25(c)*            Form T-1 Statement of Eligibility under the Trust Indenture
                    Act of 1939 of NBD Bank, as Trustee under the Amended and
                    Restated Declaration of Trust of Wendy's Financing I

25(d)*            Form T-1 Statement of Eligibility under the Trust Indenture
                    Act of 1939 of NBD Bank, as Trustee under the Amended and
                    Restated Declaration of Trust of Wendy's Financing II

25(e)*            Form T-1 Statement of Eligibility under the Trust Indenture
                    Act of 1939 of NBD Bank, as Trustee under the Preferred
                    Securities Guarantee of Wendy's International, Inc. for the
                    benefit of the holders of Trust Preferred Securities of
                    Wendy's Financing I

25(f)*            Form T-1 Statement of Eligibility under the Trust Indenture
                    Act of 1939 of NBD Bank, as Trustee under the Preferred
                    Securities Guarantee of Wendy's International, Inc. for the
                    benefit of the holders of Trust Preferred Securities of
                    Wendy's Financing II

- ----------------

*  To be filed by amendment.

+ To be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated herein by reference.


ITEM 17.  UNDERTAKINGS.

         (1)      The undersigned registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on August 9, 1996.

                                  WENDY'S INTERNATIONAL, INC.

                                  By  /s/ JOHN K. CASEY
                                    ---------------------------------------
                                  JOHN K. CASEY
                                  Vice Chairman and Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               NAME AND TITLE                      DATE                   NAME AND TITLE                  DATE
               --------------                      ----                   --------------                  ----
/s/ R. DAVID THOMAS  *                                        /s/ GORDON F. TETER  *
- -------------------                                           -------------------
R. DAVID THOMAS                                   8/9/96      GORDON F. TETER
Senior Chairman of the Board and Founder,                     President, Chief Executive Officer &       8/9/96
Director                                                      Chief Operating Officer, Director

/s/ JOHN K. CASEY  *                                          /s/ RONALD E. MUSICK *
- -----------------                                             --------------------
JOHN K. CASEY                                                 RONALD E. MUSICK                           8/9/96
Vice Chairman and Chief Financial Officer,        8/9/96      Executive Vice President, Director
Director

/s/ LAWRENCE A. LAUDICK  *                                    /s/ W. CLAY HAMNER  *
- -----------------------                                       ------------------
LAWRENCE A. LAUDICK                               8/9/96      W. CLAY HAMNER                             8/9/96
Vice President, General Controller and                        Director
Assistant Secretary

/s/ ERNEST S. HAYECK  *                                       /s/ JANET HILL  *
- --------------------                                          --------------
ERNEST S. HAYECK                                  8/9/96      JANET HILL                                 8/9/96
Director                                                      Director

/s/ RONALD V. JOYCE  *                                        /s/ THOMAS F. KELLER  *
- -------------------                                           --------------------
RONALD V. JOYCE                                   8/9/96      THOMAS F. KELLER                           8/9/96
Director                                                      Director

/s/ FIELDEN B. NUTTER, SR.  *                                 /s/ JAMES V. PICKETT  *
- --------------------------                                    --------------------
FIELDEN B. NUTTER, SR.                            8/9/96      JAMES V. PICKETT                           8/9/96
Director                                                      Director

/s/ FREDERICK R. REED  *                                      /s/ THEKLA R. SHACKELFORD  *
- ---------------------                                         -------------------------
FREDERICK R. REED                                 8/9/96      THEKLA R. SHACKELFORD                      8/9/96
Director                                                      Director

*   By: /s/ JOHN K. CASEY
        ------------------
         JOHN K. CASEY
         ATTORNEY-IN-FACT

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on August 9, 1996.

                              WENDY'S FINANCING I, a Delaware business trust

                                  By: WENDY'S INTERNATIONAL, INC., as Depositor


                              By: /s/ John K. Casey
                                 ------------------------------------------
                                 John K. Casey
                                 Vice Chairman and Chief Financial Officer

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on August 9, 1996.

                              WENDY'S FINANCING II, a Delaware business trust

                                  By: WENDY'S INTERNATIONAL, INC., as Depositor


                              By: /s/ John K. Casey
                                 ------------------------------------------
                                 John K. Casey
                                 Vice Chairman and Chief Financial Officer

                                  EXHIBIT INDEX

Exh. No.                 Exhibits
- --------                 --------
1+                Form of Underwriting Agreement relating to Debt Securities

4(a)              Form of Indenture dated as of December 14, 1995, for Debt
                    Securities between the Registrant and Huntington National
                    Bank, as trustee (incorporated by reference to Exhibit 4 to the Registrant's Registration Statement on Form S-3 (File
                    No. 33-57101))

4(b)*             Form of Indenture for Subordinated Debt Securities between the
                    Registrant and NBD Bank, as trustee

4(c)+             Form or forms of Securities (other than the form of
                    convertible Preferred Security which is included in Exhibit
                    4(h))

4(d)              Certificate of Trust of Wendy's Financing I

4(e)              Certificate of Trust of Wendy's Financing II

4(h)(i)*          Form of Amended and Restated Declaration of Trust of Wendy's
                    Financing I

4(h)(ii)*         Form of Amended and Restated Declaration of Trust of Wendy's
                    Financing II

4(i)*             Form of Supplemental Indenture to be used in connection with the issuance of Subordinated Debt Securities and Trust
                    Preferred Securities

4(j)(i)*          Form of Preferred Securities Guarantee for the benefit of the holders of Trust Preferred Securities of Wendy's Financing I

4(j)(ii)*         Form of Preferred Securities Guarantee for the benefit of the holders of Trust Preferred Securities of Wendy's Financing
                    II

4(k)+             Form of certificate for Preferred Stock

4(l)+             Form of Warrant Agreement

4(m)              Rights Agreement dated as of August 10, 1988 between the
                    Registrant and Morgan Shareholder Services Trust Company, as
                    Rights Agent (incorporated by reference to Exhibit 1 to the
                    Registrant's Registration Statement on Form 8-A (File No.
                    1-8116) filed on August 18, 1988), as amended by Amendment dated as of December 29, 1995, between the Registrant and
                    American Stock and Transfer Company (incorporated by
                    reference to Exhibit 1 to the Registrant's Registration
                    Statement on Form 8-A/A (File No. 1-8116) filed on January
                    8, 1996)

5(a)*             Opinion of Vorys, Sater, Seymour and Pease

5(b)*             Opinion of Richards, Layton & Finger regarding the validity of the trust issued securities of Wendy's Financing I

5(c)*             Opinion of Richards, Layton & Finger regarding the validity of the trust issued securities of Wendy's Financing II

12                Statement re: Computation of Ratios of Earnings to Fixed
                    Charges and of Earnings to Combined Fixed Charges and
                    Preferred Stock Dividends

23(a)             Consent of Coopers & Lybrand L.L.P., Independent Accountants

23(b)*            Consent of Vorys, Sater, Seymour and Pease (included in
                    Exhibit 5(a))

23(c)*            Consent of Richards, Layton & Finger (included in Exhibits
                    5(b) and 5(c))

24                Powers of Attorney

25(a)             Form T-1 Statement of Eligibility under the Trust Indenture
                    Act of 1939 of Huntington National Bank, as Trustee under
                    the Indenture (incorporated by reference to Exhibit 25 to
                    the Registrant's Registration Statement on Form S-3 (File
                    No. 33-57101))

25(b)*            Form T-1 Statement of Eligibility under the Trust Indenture
                    Act of 1939 of NBD Bank, as Trustee under the Subordinated
                    Indenture

25(c)*            Form T-1 Statement of Eligibility under the Trust Indenture
                    Act of 1939 of NBD Bank, as Trustee under the Amended and
                    Restated Declaration of Trust of Wendy's Financing I

25(d)*            Form T-1 Statement of Eligibility under the Trust Indenture
                    Act of 1939 of NBD Bank, as Trustee under the Amended and
                    Restated Declaration of Trust of Wendy's Financing II

25(e)*            Form T-1 Statement of Eligibility under the Trust Indenture
                    Act of 1939 of NBD Bank, as Trustee under the Preferred
                    Securities Guarantee of Wendy's International, Inc. for the
                    benefit of the holders of Trust Preferred Securities of
                    Wendy's Financing I

Exh. No.                 Exhibits
- --------                 --------
25(f)*            Form T-1 Statement of Eligibility under the Trust Indenture
                    Act of 1939 of NBD Bank, as Trustee under the Preferred
                    Securities Guarantee of Wendy's International, Inc. for the
                    benefit of the holders of Trust Preferred Securities of
                    Wendy's Financing II

- ----------------

*  To be filed by amendment.

+ To be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated herein by reference.